EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

American Telecom Services, Inc.
2466 Peck Road
City of Industry, CA 90601

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 of our report dated September 15, 2006, relating to the financial statements of American Telecom Services, Inc., which is incorporated by reference in the Registration Statement.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
New York, New York

March 2007